BYLAWS

                               OF

                     INTERGRAPH CORPORATION

                    (Restated April 1, 2002)

                             BYLAWS
                               OF
                     INTERGRAPH CORPORATION

                    (Restated April 1, 2002)

                              INDEX



ARTICLE ONE       OFFICES                                          1
       1.1        REGISTERED AGENT                                 1
       1.2        PRINCIPAL BUSINESS OFFICE                        1

ARTICLE TWO       STOCKHOLDERS MEETINGS                            1
       2.1        ANNUAL MEETING                                   1
       2.2        SPECIAL MEETINGS                                 1
       2.3        PLACE                                            2
       2.4        NOTICE                                           2
       2.5        QUORUM                                           2
       2.6        PROXIES; REQUIRED VOTE                           2
       2.7        PRESIDING OFFICER AND SECRETARY                  2
       2.8        STOCKHOLDER LIST                                 3
       2.9        CONSENT OF STOCKHOLDERS IN LIEU OF MEETING       3
       2.10       NOTICE  OF NOMINATIONS AND OTHER BUSINESS AT
                  ANNUAL MEETINGS                                  5
       2.11       CONDUCT OF BUSINESS                              7
       2.12       INSPECTORS OF ELECTION                           7

ARTICLE THREE     DIRECTORS                                        8
       3.1        MANAGEMENT                                       8
       3.2        NUMBER OF DIRECTORS; QUORUM                      8
       3.3        VACANCIES                                        8
       3.4        ELECTION OF DIRECTORS                            8
       3.5        REMOVAL OF DIRECTORS                             8
       3.6        RESIGNATION                                      8
       3.7        COMPENSATION                                     8

ARTICLE FOUR      COMMITTEES                                       8
       4.1        EXECUTIVE COMMITTEE                              8
       4.2        OTHER COMMITTEES                                 9
       4.3        REMOVAL                                          9

ARTICLE FIVE      MEETINGS OF THE BOARD OF DIRECTORS              10
       5.1        TIME AND PLACE                                  10
       5.2        REGULAR MEETINGS                                10
       5.3        SPECIAL MEETINGS; NOTICE                        10
       5.4        WAIVER OF NOTICE                                10
       5.5        QUORUM                                          10
       5.6        ACTION IN LIEU OF MEETING                       10

ARTICLE SIX       OFFICERS, AGENTS AND EMPLOYEES                  11
       6.1        GENERAL PROVISIONS                              11
       6.2        POWERS AND DUTIES OF THE CHAIRMAN OF  THE
                  BOARD, THE VICE-CHAIRMAN OF THE BOARD AND
                  THE PRESIDENT                                   11
       6.3        POWERS AND DUTIES OF VICE PRESIDENTS            12
       6.4        POWERS AND DUTIES OF THE SECRETARY              12
       6.5        POWERS AND DUTIES OF THE TREASURER              12
       6.6        APPOINTMENT, POWERS AND DUTIES OF ASSISTANT
                  SECRETARIES                                     12
       6.7        APPOINTMENT, POWERS AND DUTIES OF ASSISTANT
                  TREASURERS                                      12
       6.8        DELEGATION OF DUTIES                            13

ARTICLE SEVEN     CAPITAL STOCK                                   13
       7.1        CERTIFICATES                                    13
       7.2        TRANSFER OF SHARES                              14
       7.3        REGISTERED OWNER                                14
       7.4        TRANSFER AGENT AND REGISTRARS                   14
       7.5        LOST CERTIFICATES                               14
       7.6        FRACTIONAL SHARES OR SCRIP                      14

ARTICLE EIGHT     SEAL                                            14
       8.1        CORPORATE SEAL                                  14

ARTICLE NINE      INDEMNIFICATION                                 15
       9.1        THIRD PARTY CLAIMS                              15
       9.2        CORPORATE CLAIMS                                15
       9.3        INDEMNIFICATION OF EXPENSES WHERE SUCCESSFUL    15
       9.4        AUTHORIZATION OF INDEMNIFICATION                16
       9.5        ADVANCEMENT OF EXPENSES                         16
       9.6        NONEXCLUSIVE METHOD OF INDEMNIFICATION          16
       9.7        INSURANCE                                       16

ARTICLE TEN       WAIVERS OF NOTICE                               16
       10.1       WAIVERS OF NOTICE                               16

ARTICLE ELEVEN    EMERGENCY POWERS                                17
       11.1       BYLAWS                                          17
       11.2       LINES OF SUCCESSION                             17
       11.3       HEAD OFFICE                                     17
       11.4       PERIOD OF EFFECTIVENESS                         17
       11.5       NOTICES                                         17
       11.6       OFFICERS AS DIRECTORS PRO TEMPORE               17
       11.7       LIABILITY OF OFFICERS, DIRECTORS AND AGENTS     17

ARTICLE TWELVE    CHECKS, NOTES, DRAFTS, ETC                      18
       12.1       CHECKS NOTES, DRAFTS, ETC                       18

ARTICLE THIRTEEN  AMENDMENTS                                      18
       13.1       AMENDMENTS                                      18



                             BYLAWS
                               OF
                     INTERGRAPH CORPORATION

                    (Restated April 1, 2002)


                           ARTICLE ONE
                             OFFICES

     1.1 Registered Agent. The corporation shall at all times maintain a registered office in the State of Delaware and a registered agent at that address but may have other offices located within or outside the State of Delaware as the Board of Directors may determine.

     1.2 Principal Business Office. The corporation shall maintain its principal place of business in Madison County, Alabama, and may have other places of business within or without the State of Alabama as the Board of Directors may determine.

                           ARTICLE TWO
                      STOCKHOLDERS MEETINGS

     2.1 Annual Meeting. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

     2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called only by the Chairman or the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, and may not be called by any other persons. The Board of Directors may postpone or reschedule any previously scheduled special meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation's notice of meeting
(a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 2.10(b) of these bylaws.
Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by Section
2.10(b) of these bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which the public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be selected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     2.3 Place. Annual or special meetings of stockholders may be held within or without the State of Delaware as may be specified in the notice of meeting.

     2.4 Notice. Notice of annual or special stockholders meetings stating place, day and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, in accordance with applicable law. Notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called. Notice of a meeting may be waived in accordance with applicable law before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof, except where such a person attends a meeting for the express purpose of objecting at the beginning of the meeting because the meeting is not lawfully called or convened.

     2.5 Quorum. At all meetings of stockholders a majority in voting power of the outstanding shares of stock shall constitute a quorum for the transaction of business, except as otherwise provided by the law of Delaware, by the corporation's Certificate of Incorporation or these bylaws. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in the immediately succeeding sentence until a quorum shall attend. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.6 Proxies; Required Vote. At every meeting of the stockholders, including meetings of the stockholders for the election of Directors, any stockholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. At all meetings of stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Corporation's Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

     2.7 Presiding Officer and Secretary. At every meeting of stockholders, the Chairman of the Board, or in his absence or if there be none, the President, or in his absence a Vice President, or, if none be present, the appointee of the presiding officer of the meeting, shall preside. The Secretary, or in his absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

     2.8 Stockholder List. The officer or agent having charge of the stock transfer books of the corporation shall prepare and make a complete alphabetical list of stockholders entitled to vote showing the address and share holdings of each stockholder. Such a list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law.

     2.9  Consent of Stockholders in Lieu of Meeting.

          (a) Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action
which may   be   taken  at  any  annual  or  special  meeting  of
the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

          (b) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in paragraph (c) of this Section.

          (c) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholder authorize or take corporate action by consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

          (d) Within five (5) business days after receipt of the earliest dated consent delivered to the corporation in the manner provided in this Section, the corporation shall retain nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the corporation.

          (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders to the corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery is made to the corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the corporation shall cause the consents to be delivered promptly to the inspectors of election.
The corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

          (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the corporation stating: (i) the number of shares represented by valid and unrevoked consents;
(ii) the number of shares represented by invalid consents; (iii) the number of shares represented by invalid revocations; and (iv) the number of shares entitled to submit consents as of the record date. Unless the corporation and the soliciting stockholders agree to a shorter or longer period, the corporation and the soliciting stockholders shall have five (5) days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue of the detection by the inspectors of clerical errors) as their final report and deliver it to the corporation. If the corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the corporation. A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

          (g) The corporation shall give prompt notice to stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent as may be required by applicable law.

          (h) This Section shall in no way impair or diminish the right of any stockholder or Director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

     2.10 Notice of Nominations and Other Business at Annual Meetings.

          (a) Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (1) pursuant to the corporation's notice of meeting, (2) by or at the direction of the Board of Directors or
(3) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice by the stockholders provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

          (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
(3) of paragraph (a) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regu1ation 14A under the Securities Exchange Act of 1934, as amended (the
"Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the corporation.

          (c) Notwithstanding anything in the second sentence of paragraph (b) of this Section to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

          (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as Directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by this Section) and, if any proposed nomination or business is not in compliance with these bylaws, to declare that such defective proposed business or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

          (e) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (f) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     2.11 Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting;
(ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     2.12 Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.

          The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share,
(ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors' count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting the proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.


                          ARTICLE THREE
                            DIRECTORS

     3.1 Management. Subject to the Certificate of Incorporation, the affairs and business of the corporation shall be managed by or under the direction of the Board of Directors.

     3.2 Number of Directors; Quorum. The Board of Directors shall consist of not less than five and not more than eleven members, the precise number to be fixed by resolution of the Board of Directors. A majority of said Directors shall constitute a quorum for the transaction of business. All resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present.

     3.3 Vacancies. If a vacancy occurs on the Board of Directors, or if there is a newly created directorship resulting from an increase in the number of directors, such vacancy or newly created directorship may be filled only by the affirmative vote of a majority of the Board of Directors then in office, even though the directors remaining in office may constitute fewer than a quorum of the Board of Directors.

     3.4 Election of Directors. Directors shall be elected annually, at the annual meeting of stockholders and shall serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

     3.5 Removal of Directors. A director may be removed by the stockholders only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of directors.

     3.6 Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A Director who resigns may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in a tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. Upon a resignation being tendered, the Board of Directors may, then or thereafter, elect a successor to take office when the resignation becomes effective.

     3.7 Compensation. Directors may be allowed such compensation as may be determined from time to time by resolution of the Board of Directors.


                          ARTICLE FOUR
                           COMMITTEES

     4.1  Executive Committee.

          (a) The Board of Directors may designate an Executive Committee of two or more Directors. Each member of the Executive Committee shall hold office until his successor is elected and qualified, or until his death, resignation or removal, or until he or she shall otherwise cease to be a Director.

          (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may, to the fullest extent permitted by applicable law, exercise all the authority of the Board of Directors.

          (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may he held at such place or places, within or without the State of Delaware as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken.

          (d) The Executive Committee shall act by majority vote of its members.

          (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or other communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

          (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee. In the absence or disqualification of a member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously ap point another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     4.2 Other Committees. The Board of Directors may designate one or more additional committees, each committee to consist of one or  more  of  the Directors  of the corporation,  which  shall  have
such name or names and shall, to  the fullest extent   permitted  by
applicable law, have and may exercise such powers of the Board of Directors as may be determined from time to time by the Board of
Directors.   Such committees shall provide for its own  rules  of
procedure,  subject to  the same restrictions thereon as  provided
above   for   the  Executive  Committee.   In  the   absence   or
disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from
voting, whether or not he or they   constitute a quorum, may  unani-
mously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     4.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.


                          ARTICLE FIVE
               MEETINGS OF THE BOARD OF DIRECTORS

     5.1 Time and Place. Meetings of the Board of Directors may he held at any place either within or without the State of Delaware. Each newly elected Board of Directors shall meet immediately following the close of the annual meeting of stockholders and at the place thereof, or such newly elected Board of Directors may hold such meeting at such place and time as shall be fixed by the consent given by all the Directors in accordance with applicable
law.   In  any such case, no notice of such meeting to the  newly
elected  Directors  shall  be  necessary  in  order  legally   to
constitute the meeting, provided a quorum be present.

     5.2 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall be determined by the Board of Directors from time to time.

     5.3  Special Meetings; Notice.

          (a) The Board of Directors may hold special meetings either within or without the State of Delaware. Special meetings of the Board of Directors may be called by the Chairman, the President
or  a  majority  of  the entire Board of Directors.   Unless  the
Certificate of Incorporation otherwise provides, special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting.


          (b) Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one month in any one adjournment.

     5.4 Waiver of Notice. Notice of any meeting may be waived in accordance with applicable law before or after the meeting.
Attendance in person at any such meeting shall constitute a waiver of notice thereof except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting because the meeting is not lawfully called or convened.

     5.5 Quorum. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors consists of a majority of the total number of Directors. Directors may participate in any meeting by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws. In the absence of a quorum a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjournment need only be given by announcement at the meeting at which the adjournment is taken.

     5.6 Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in accordance with applicable law.


                           ARTICLE SIX
                 OFFICERS, AGENTS AND EMPLOYEES

     6.1 General Provisions. The officers of the corporation shall be a President, a Secretary, and a Treasurer, and may include a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the stockholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Such removal shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents, and employees elected by the Board of Directors shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent or employee as to persons under his direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

     6.2 Powers and Duties of the Chairman of the Board, the Vice-Chairman of the Board and the President. The powers and duties of the Chairman of the Board, the Vice-Chairman of the Board and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

          (a) The Chairman of the Board shall preside at all meetings of the Board of Directors and at all meetings of the stockholders.

          (b) The Vice-Chairman of the Board shall, in the absence or disability of the Chairman, perform the duties of the Chairman.

          (c) The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the corporation. He shall have general charge of the business and affairs of the corporation and shall keep the Board of Directors fully advised.
He shall employ and discharge employees and agents of the corporation, except such as shall be elected by the Board of Directors, and he may delegate these powers. He shall have such powers and perform such duties as generally pertain to the office of the president, as well, as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign entity of any type or kind which may at any time be owned by the corporation, may execute any stockholders' or other consents in respect thereof and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

     6.3 Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such
other  duties  as  may  be prescribed by these  bylaws.   In  the
absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance or any such duty by a Vice President shall be conclusive evidence of his power to act.

     6.4 Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the stockholders and of the Board of Directors and shall keep the minutes of all their meetings at which he is present. Except as otherwise provided by these bylaws he shall attend to the giving of all notices to stockholders and Directors. He shall have charge of the seal of the corporation, shall attend to its use on all documents the execution of which on behalf of the corporation under its seal is duly authorized and shall attest the same by his signature whenever required. He shall have charge of the record of stockholders of the corporation, of all written requests by stockholders that notices be mailed to them at an address other than their address on the record of stockholders, and of such other books and papers as the Board of Directors may direct.
Subject to the control of the Board of Directors, he shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to him by the President or the Board.

     6.5 Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositaries as the Board of Directors may authorize. He may endorse all commercial documents requiring endorsement for or on behalf of the corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. He shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to him by the President or by the Board of Directors.

     6.6 Appointment, Powers and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him.

     6.7 Appointment, Powers and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of his power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him.

     6.8 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the ease of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them of such officer upon any other officer (provided that the powers and duties of the President may not be conferred upon the Secretary, and vice versa), or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.


                          ARTICLE SEVEN
                          CAPITAL STOCK

     7.1 Certificates. The interest of each stockholder shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

          (a)  the name of this corporation;

          (b) that the corporation is organized under the laws of the State of Delaware;

          (c) the name or names of the person or persons to whom the certificate is issued;

          (d) the number and class of shares, and the designation of the series, if any, which the certificate represents; and

          (e) the par value of each share represented by such certificate, or a statement that the shares are without par value.

           Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificate shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     7.2 Transfer of Shares. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate thereof, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.5 of these bylaws.

     7.3 Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.4 Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

     7.5 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

     7.6 Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a stockholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interest as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.


                          ARTICLE EIGHT
                              SEAL

     8.1 Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation.


                          ARTICLE NINE
                         INDEMNIFICATION

     9.1 Third Party Claims. Under the circumstances prescribed in Sections 9.3 and 9.4, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit
or   proceeding,  whether  civil,  criminal,  administrative   or
investigative, including appeals (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation,
or,   while  a  Director,  officer,  employee  or  agent  of  the corporation, is or was serving at the request of the  corporation as  a  Director, officer, partner, employee, or agent of  another
corporation,   partnership,  joint  venture,   trust   or   other
enterprise,   against  expenses  (including   attorneys'   fees),
judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was
unlawful.   The  termination  of  any  claim,  action,  suit   or
proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     9.2 Corporate Claims. Under the circumstances prescribed in Sections 9.3 and 9.4, the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a Director, officer, employee or agent of the corporation, or, while a Director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a Director, officer, partner, employee or agent, of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware
Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     9.3 Indemnification of Expenses Where Successful. To the extent that a present or former Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense or any action, suit or proceeding referred to in Sections
9.1 and 9.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

     9.4  Authorization of Indemnification.  Except as provided in
Section 9.3 and except as may be ordered by a court, any indemnification under Sections 9.1 and 9.2 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such a determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     9.5 Advancement of Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article Nine.

     9.6 Nonexclusive Method of Indemnification. The indemnification provided by this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under the Certificate of Incorporation, any statute, rule of law, agreement, bylaw, vote of stockholders or otherwise, both as to action by a Director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     9.7 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.


                           ARTICLE TEN
                        WAIVERS OF NOTICE

     10.1 Waivers of Notice. Except as otherwise provided in these bylaws, when any notice whatever is required to be given by law, by the Certificate of Incorporation or by these bylaws, a waiver thereof, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a stockholder, such waiver of notice may be given by the stockholder's attorney or duly appointed proxy.



                         ARTICLE ELEVEN
                        EMERGENCY POWERS

     11.1 Bylaws. The Board of Directors may adopt emergency bylaws that shall, notwithstanding any provision of law, the Certificate of Incorporation or these bylaws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee
thereof  cannot  readily be convened for action.   The  emergency
bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

     11.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     11.3 Head Office. The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

     11.4 Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination the emergency bylaws shall cease to be operative.

     11.5 Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

     11.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting, provided, that the emergency bylaws may declare that the Director or Directors in attendance at a meeting shall constitute a quorum.

     11.7 Liability of Officers, Directors and Agents. No officer, Director, agent or employee acting in accordance with any emergency bylaws shall be liable except for willful misconduct.


                         ARTICLE TWELVE
                   CHECKS, NOTES, DRAFTS, ETC.

     12.1 Checks Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.



                        ARTICLE THIRTEEN
                           AMENDMENTS

     13.1 Amendments. The bylaws of the corporation may be altered or amended and new bylaws may be adopted by the stockholders at any annual or special meeting of the stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the stockholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. Action by the stockholders with respect to bylaws shall be taken by an affirmative vote of a majority in voting power of all shares entitled to elect Directors, and action by the Board
of  Directors  with  respect  to bylaws   shall  be  taken  by  an
affirmative vote of a majority of all Directors then holding office.